UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

Commission File Number: 000-53311

Jayhawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83854
(Address of principal executive offices) (Zip Code)

208-667-1328
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

The common stock of Jayhawk Energy, Inc. (the “Company”) currently trades on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol JYHW.  The closing price of the stock as of July 14, 2009, was $0.29.  Over the past several months, the Company’s trading prices have experienced fluctuations, resulting in a 52 week high of $2.03 and a low of $0.13.  The Company encourages any potential investors to review its quarterly and annual financial reports as filed with the Securities and Exchange Commission prior to making an investment decision regarding the Company’s common stock.  JayHawk does not retain the services of an investor analyst nor does it endorse or affiliate with any individual or organization engaged in the publication of third-party analysis of JayHawk stock or the recommendation to buy, sell or hold JayHawk stock.  Any information reported by a third-party investor analyst is strictly the opinion of such analyst and not the responsibility of the Company.  Furthermore, the Company does not make any material disclosures of non-public information regarding the Company or its business operations except in compliance with Regulation FD to the Securities and Exchange Act of 1934 and all other applicable securities laws. The Company has also released a Press Release, dated July 16, 2009, pertaining to this issue.  That Press Release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

Exhibit 99                      July 16, 2009, Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date: July 17, 2009	By:	/s/ Lindsay Gorrill
Name: Lindsay Gorrill Title: President and CEO

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